Exhibit 10.25

                          CUSTOMER SOLUTIONS AGREEMENT
                              AGREEMENT #4999CN0001

This Agreement dated as of December 29,1998 ("Effective Date"), between International Business Machines Corporation ("IBM") and OAO Technology Solutions ("OAOT"), establishes the basis for a multinational procurement relationship under which OAOT will provide IBM, or its Customer, the Deliverables and Services described in SOW's issued under this Agreement.

1.0 Definitions:

"Affiliates" means entities that directly or indirectly control, are controlled by, or are under common control with a party to this Agreement and that have signed a PA.

"Agreement"  means this  agreement and any relevant  Statements of Work ("SOW"),
Work  Authorizations  ("WA"),   Participation   Attachments  ("PA"),  and  other
attachments or appendices specifically referenced in this Agreement.

"IBM" means either IBM or one of its Affiliates.

"IBM Personnel" means agents, employees, contractors or remarketers engaged by IBM.

"Customer" means IBM's customer as identified in a SOW.

"Deliverable" means any item that OAOT prepares for or provides to IBM or Customer as described in a SOW. Deliverables include Products, Developed Works, Preexisting Materials and Tools.

"Derivative Work" means a work that is based on an underlying work and that would be a copyright infringement if prepared without the authorization of the copyright owner of the underlying work.

"Developed Works" means Deliverables including their Externals, developed in the performance of this Agreement that IBM or Customer will own, and does not include Preexisting Materials, Tools, or items specifically excluded in a SOW.

"Equipment" means a machine, its features, elements, cables, or accessories, including the documentation required to install, support, use, and maintain it.

"Externals" means any pictorial, graphic, or audiovisual works generated by execution of code and any programming interfaces, languages or protocols implemented in code to enable interaction with other computer programs or end users. Externals do not include the code that implements them.

"Invention" means any idea, design, concept, technique, invention, discovery or improvement, whether or not patentable, conceived or reduced to practice by OAOT or OAOT Personnel in performance of this Agreement.

"Joint Invention" means any Invention made by OAOT or OAOT Personnel with IBM Personnel.

"Materials" means Developed Works and Preexisting Materials, if any.

"Participation Agreement" or "PA" means an agreement signed by an Affliate or Affiliates which incorporates by reference the terms and conditions in this agreement, any relevant SOW, and any other attachments or appendices specifically referenced in the PA.

"Preexisting Materials" means items including their Externals, contained within a Deliverable, in which the copyrights are owned by a third party or that OAOT prepared or had prepared outside the scope of this Agreement. Preexisting Materials exclude Program Products and Tools, but may include material that is created by the use of Tools.

"Prices" means the agreed upon prices and currency for Deliverables and Services, including all applicable taxes, as specified in the relevant SOW.

"Products" means Equipment or Program Products.


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"Program  Products"  means  OAOT's  commercially   available  software  and  the
documentation required to install, support, use, and maintain it.

"Services" means the services identified in the relevant SOW.

"Statement of Work" or "SOW" means any document  attached to or included in this
Agreement  which  describes  the  Deliverables   and  Services,   including  any
requirements, specifications, exhibits or schedules.

"OAOT" means either OAOT or one of its Affiliates.

"OAOT Personnel" means agents, employees or subcontractors engaged by OAOT.

"Tools" means not commercially available software, and their Externals, required for the development, maintenance or implementation of a software Deliverable other than a Program Product.

"Work Authorization" or "WA" means a purchase order or other IBM designated document, in either electronic or hard copy form, issued by IBM's procurement personnel, and is the only authorization for OAOT to perform any work under this Agreement. A SOW is a WA only if designated as such in writing by IBM.

2.0 Statement of Work: OAOT will provide Deliverables and Services as specified in the relevant SOW only when specified in a WA. OAOT will begin work only after receiving a WA from IBM. IBM may request changes to a SOW and OAOT will submit to IBM the impact of such changes. Changes accepted by IBM will be specified in an amended SOW or change order signed by both parties.

3.0 Term and Termination

3.1 Term: Deliverables and Services acquired by IBM or Customer on or after the Effective Date will be covered by this Agreement. This Agreement will remain in effect until terminated.

3.2 Termination of this Agreement: Either party may terminate this Agreement, without any cancellation charge, for a material breach of the Agreement by the other party or if the other party becomes insolvent or files or has filed against it a petition in bankruptcy ("Cause"), to the extent permitted by law. Such termination will be effective at the end of a thirty (30) day written notice period if the Cause remains uncured.

3.3 Termination of a SOW or WA: IBM may terminate a SOW or a WA with or without Cause in accordance with the terms of the SOW. Upon termination, in accordance with IBM's written direction, OAOT will immediately: (i) cease work; (ii) prepare and submit to IBM an itemization of all completed and partially completed Deliverables and Services; (iii) deliver to IBM Deliverables satisfactorily completed up to the date of termination at the agreed upon Prices in the relevant SOW; and (iv) deliver upon request any work in process. In the event IBM terminates without Cause, except as a result of Customer's termination of its agreement with IBM, IBM will compensate OAOT for the actual and reasonable expenses incurred by OAOT for work in process up to and including the date of termination provided OAOT uses reasonable efforts to mitigate IBM's liability under this Subsection by, among other actions, accepting the return of, returning to its suppliers, selling to others, or otherwise using the canceled Deliverables (including raw materials or work in process) and provided such expenses do not exceed the Prices.

4.0 Pricing

     4.1 Pricing: OAOT will provide Deliverables and Services to IBM for the Prices. Except for pre-approved expenses specified in the relevant SOW, the Prices for Deliverables and Services specified in a WA and accepted by IBM will be the only amount due to OAOT from IBM. OAOT is not entitled to payment under this Agreement for activities also covered by a Business Partner Agreement with IBM.


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4.2  Competitive  Pricing:  If OAOT offers lower prices to another  customer for like or lesser quantities of Deliverables or Services during the same period and under similar terms and conditions as IBM, those prices will be made known and available to IBM at the time of their availability to the customer. Prices will at least be competitive with industry prices and, if not, OAOT will use reasonable efforts to adjust its Prices so that they are competitive.

4.3 Productivity Improvement and Cost Reduction Discounts: OAOT will use reasonable efforts to maintain and implement a comprehensive productivity improvement plan including, but not limited to, process improvement and cycle time reduction initiatives. Cost reductions provided as a result of productivity improvements or reductions in cost to OAOT prior to delivery will be shared by the parties as mutually agreed upon by the parties.

4.4 Special Bid Pricing Discounts: OAOT will use reasonable efforts to secure manufacturer volume discounts whenever available. Cost reductions provided as a result of special bid pricing will be passed through to IBM. At IBM's request, OAOT will provide documentation that special bid pricing was solicited.

4.5 End of Life and Discontinued Product Discounts: OAOT will provide IBM discount price information on discontinued or end-of-life Product, and pass such Price reductions on to IBM.

4.6 Rebates: OAOT Will pass through to IBM or Customer rebates provided by the original manufacturer.

5.0 Payments and Acceptance: Terms for payment will be specified in the relevant SOW or WA. Payment of invoices will not be deemed acceptance of Deliverables or Services, but rather such Deliverables or Services will he subject to inspection test and rejection in accordance with the acceptance or completion criteria as specified in the relevant SOW. IBM or Customer may, at its option, either reject Deliverables or Services that do not comply with the acceptance or completion criteria for a refund, or require OAOT, upon IBM's written instruction, to repair or replace such Deliverables or re-perform such Service, without charge and in a timely manner.

6.0 Warranties

6.1 Ongoing Warranties: OAOT makes the following ongoing representations and warranties: (i) OAOT has the right to enter into this Agreement and its performance of this Agreement will not violate the terms of any contract, obligation, law, regulation or ordinance to which it is or becomes subject; (ii) no claim, lien, or action exists or is threatened against OAOT that would interfere with IBM's rights under this Agreement; (iii) Deliverables are free from defects in design (except for written designs provided by IBM unless such designs are based entirely on OAOT's specifications), material and workmanship and will conform to the warranties, specifications and requirements in this Agreement for one year from the date of acceptance; (iv) Deliverables are safe for any use consistent with the warranties, specifications and requirements in this Agreement; (v) Services will be performed using reasonable care and skill and in accordance with the relevant SOW; (vi) Deliverables and Services are Year 2000 ready such that they are capable of correctly processing, providing, receiving and displaying date data, as well as exchanging accurate date data with all products with which the Deliverables or Services are intended to be used within and between the twentieth and twenty-first centuries; (vii) Deliverables and Services are euro-ready such that they will correctly process, send, receive, present, store, and convert monetary data in the euro denomination, respecting the euro currency formatting conventions (including the euro symbol); (viii) none of the Deliverables contain nor are any of the Deliverables manufactured using ozone depleting substances known as haloes, chlorofluorocarbons, methyl chloroform


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and carbon  tetrachloride;  (ix) Deliverables are new and do not contain used or reconditioned parts; (x) Deliverables will be tested for, and do not contain, harmful code; (xi) Deliverables and Services do not infringe any privacy, publicity, reputation or intellectual property right of a third party; (xii) all authors have agreed not to assert their moral rights (personal rights associated with authorship of a work under applicable law) in the Deliverables, to the extent permitted by law; and (xiii) OAOT is incorporated or organized as a partnership.

6.2 Standard Warranties: IBM may pass OAOT's standard warranty, for Equipment or Program Products through to the Customer. The Customer may deal directly with OAOT under such warranty and in the event OAOT's standard warranty is more favorable than the warranties in this Agreement, OAOT"s standard warranty will apply. If OAOT is not the original manufacturer, OAOT will pass through to IBM or Customer all warranties provided by the original manufacturer. In the event of a conflict between OAOT's standard warranties, original manufacturers warranties and the warranties in this Agreement, the warranties more favorable to IBM or Customer apply.

THE WARRANTIES AND CONDITIONS IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS, EXPRESS OR IMPLIED, INCLUDING THOSE WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE.

6.3 Warranty Redemption: If Deliverables or Services do not comply with the warranties in this Agreement, OAOT will repair or replace Deliverables or re-perform Services, without charge and in a timely manner. If OAOT fails to do so, IBM or Customer may repair or replace Deliverables or re-perform Services and OAOT will reimburse IBM for actual and reasonable expenses.

7.0 Delivery

7.1 Delivery Logistics: Delivery under this Agreement means delivery to the location and delivery point as specified in the relevant SOW. IBM may cancel or reschedule the delivery date or change the delivery point as specified in the relevant SOW. Risk of loss and title to any tangible property will pass to Customer at the delivery point.

7.2 On Time Delivery: Deliverables or Services will be delivered as specified in the relevant SOW. If OAOT cannot comply with the delivery commitment, OAOT will promptly notify IBM of a revised delivery date and IBM may (i) cancel without charge Deliverables or Services not yet delivered; (ii) procure such Deliverables or Services elsewhere and charge OAOT the cost differential; and
(iii) exercise all other remedies provided at law, in equity and in this Agreement.

8.0 Intellectual Property

8.1 Work Made for Hire: All Developed Works belong exclusively to IBM and are works made for hire. If any Developed Works are not considered works made for hire owned by IBM by operation of law, OAOT assigns the ownership of copyrights in such works to IBM.

8.2 Preexisting Materials: OAOT will not include any Preexisting Materials in any Deliverable unless they are listed in the relevant SOW. OAOT grants IBM a nonexclusive, worldwide, perpetual, irrevocable, paid-up license to prepare and have prepared Derivative Works of Preexisting Materials and to use, have used, execute, reproduce, transmit, display, perform, transfer, distribute, and sublicense Preexisting Materials or their Derivative Works, and to grant others the rights granted in this Subsection.

8.3 Tools: OAOT will not include Tools in Deliverables unless they are listed in the relevant SOW. OAOT grants IBM a nonexclusive, worldwide, perpetual, irrevocable, paid-up, license to prepare and have prepared Derivative Works of Tools, and to use, have used, execute, reproduce, transmit, display and perform Tools or their Derivative Works. The rights and licenses granted by OAOT to IBM under this subsection include the right of IBM to authorize others to exercise any of the rights granted to IBM in this Subsection.


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8.4  Invention  Rights:   OAOT  grants  to  IBM  and  Customer  an  irrevocable,
nonexclusive, worldwide, perpetual, paid-up license under Inventions (including any patent applications filed on or patents issued claiming Inventions). The license scope is to make, have made, use, have used, sell, license or transfer items and to practice and have practiced methods.

8.5 Joint Invention Rights: The parties will jointly own all joint Inventions and resulting patents. Either party may license others under Joint Inventions (including any patent applications filed on or patents issued claiming Joint Inventions) without accounting to or consent from the other.

8.6 Perfection of Copyrights: Upon request, OAOT will provide to IBM a "Certificate of Originality" or equivalent documentation to verify authorship of Deliverables. OAOT will confirm assignment of copyright for Developed Works using the "Confirmation of Assignment of Copyright" form and will assist IBM in perfecting such copyrights. OAOT will be responsible for registration, maintenance and enforcement of copyrights for Preexisting Materials. If OAOT does not register a copyright to Preexisting Materials, OAOT authorizes IBM to act as its agent in the copyright registration of such Preexisting Materials.

8.7 Perfection of Invention Rights: OAOT will identify all countries in which it will seek patent protection for each Invention. OAOT authorizes IBM to act as its agent in obtaining patent protection for the Inventions in countries where OAOT does not seek patent protection. OAOT will, at Buyers expense, assist in the filing of patent applications on Inventions and have required documents signed.

8.8 Trademarks: This Agreement does not grant either party the right to use the other party's trademarks, trade names or service marks.

8.9 Program Products: Customer will receive a license agreement from IBM or OAOT for Program Products, to which IBM is not a party nor liable for violations. If a Program Product is available under an existing IBM agreement, the terms of that agreement will control distribution of that Program Product. IBM may install and test Program Products for Customer without charge. For recurring charge licenses IBM will notify OAOT when to begin invoicing Customer, if applicable.

9.0 Indemnification

9.1 General Indemnification: OAOT will defend, hold harmless and indemnify, including attorneys fees, IBM and IBM Personnel against claims that arise or are alleged to have arisen as a result of negligent or intentional acts or omissions of OAOT or OAOT Personnel or breach by OAOT of any term of this Agreement.

9.2 Intellectual Property Indemnification: OAOT will defend, or at IBM's option cooperate in the defense of hold harmless and Indemnify, including attorney's fees, IBM, IBM Personnel and Customer from claims that OAOT's Deliverables or Services infringe the intellectual property, rights of a third party. If such a claim is or is likely to be made, OAOT will, at its own expense, exercise the first of the following remedies that is practicable: (i) obtain for IBM and Customer the right to continue to use, sell and license the Deliverables and Services consistent with this Agreement; (ii) modify Deliverables and Services so they are non-infringing and to compliance with this Agreement; (iii) replace the Deliverables and Services with infringing ones that comply with this Agreement; or (iv) at IBM's request, accept the cancellation of infringing Services and the return of infringing Deliverables and refund any amount paid.

9.3 Exceptions to Indemnification: OAOT will have no obligation to indemnify IBM, IBM Personnel or Customer for claims that OAOT's Deliverables or Services infringe the intellectual property rights of a third party to the extent such claims arise as a result of: (i) IBM's or Customer s combination of Deliverables or Services with other products or services not foreseeable by OAOT; (ii) OAOT's implementation of an IBM originated design; or (iii) IBM's or Customer's modification of the Deliverables.


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10.0 Limitation of Liability:  Except for liability  under the Section  entitled
Indemnification, in no event will either party be liable to the other for any lost revenues, lost profits, incidental, indirect, consequential, special or punitive damages.

11.0 OAOT and OAOT Personnel: OAOT is an independent contractor and this Agreement does not create an agency, partnership, or joint venture relationship between IBM and OAOT or IBM and OAOT Personnel. IBM assumes no liability or responsibility for OAOT Personnel. OAOT will: (i) ensure it and OAOT Personnel are in compliance with all laws, regulations, ordinances, and licensing requirements; (ii) be responsible for the supervision, control, compensation, withholdings, health and safety of OAOT Personnel; (iii) ensure OAOT Personnel performing Services on IBM's or Customer's premises comply with the On Premises Guidelines; and (iv) inform IBM if a former employee of IBM will be assigned work under this Agreement, such assignment subject to IBM approval.

12.0 Electronic Commerce: The parties will conduct transactions using an electronic commerce approach under which the parties will electronically transmit and receive legally binding purchase and sale obligations ("Documents"), including electronic credit entries transmitted by IBM to the OAOT account specified in the relevant SOW. Each party, at its own expense, will provide and maintain the equipment, software, services and testing necessary for it to effectively and reliably transmit and receive such Documents. Either party may use a third party service provider for network services, provided the other party is given sixty, (60) days prior written notice of any changes to such services. A Document will be deemed received upon arrival at the receiving party's mailbox or Internet address and the receiving party will promptly send an acknowledgment of such receipt. The receiving party will promptly notify the originating party if a Document is received in an unintelligible form, provided that the originating party can be identified. In the absence of such notice, the originating party's record of the contents of such Document will prevail. Each party will authenticate Documents using a digital signature or User ID, as specified by IBM, and will maintain security procedures to prevent its unauthorized use.

13.0 Recordkeeping and Audit Rights: OAOT will maintain (and provide to IBM upon request) relevant accounting records to support invoices under this Agreement and proof of required permits and professional licenses, for three (3) years following completion or termination of the relevant SOW. All accounting records will be maintained in accordance with generally accepted accounting principles.

14.0 General

14.1 Amendments: This Agreement may only be amended by a writing specifically referencing this Agreement which has been signed by authorized representatives of the parties.

14.2 Assignment: Neither party will assign their rights or delegate or subcontract their duties under this Agreement to third parties or affiliates without the prior written consent of the other party, such consent not to be withheld unreasonably, except that IBM may assign this Agreement in conjunction with the sale of a substantial part of its business utilizing this Agreement. Any unauthorized assignment of this Agreement is void.

14.3 Choice of Law and Forum and Limitation of Action: Except as required by local law in any jurisdiction outside of the United States, this Agreement and the rights and obligations of the parties under this Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles thereof relating to the conflicts of laws. Unless otherwise provided by local law without the possibility of contractual waiver or limitation, any legal or other action related to this Agreement must be commenced no later than two (2) years from the date on which the claim of action arose.


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14.4  Communications:  All  communications  between the parties  regarding  this
Agreement will be conducted through the parties' representatives as specified in the relevant SOW.

14.5 Counterparts: This Agreement may be signed in one or more counterparts, each of which will be deemed to be an original and all of which when taken together will constitute the same agreement. Any copy of this Agreement made by reliable means is considered an original.

14.6 Exchange of Information: Unless required otherwise by law, all information exchanged by the parties will be considered non-confidential. If the parties require the exchange of confidential information, such exchange will be made under a confidentiality agreement. The parties will not publicize the terms or conditions of this Agreement in any advertising, marketing or promotional materials except as may be required by law, provided the party publicizing obtains any confidentiality treatment available. OAOT will use information regarding this Agreement only in the performance of this Agreement.

14.7 Freedom of Action: This Agreement is nonexclusive and either party may design, develop, manufacture, acquire or market competitive products or services. IBM will independently establish prices for resale of Deliverables or Services and not obligated to announce or market any Deliverables or Services and does not guarantee the success of its marketing efforts, if any.

14.8 Force Majeure: Neither party will be in default or liable for any delay or failure to comply with this Agreement due to any cause beyond the control of the affected party, excluding labor disputes, provided such party immediately notifies the other.

14.9 Obligations of Affiliates: Affiliates will acknowledge acceptance of the terms and conditions of this Agreement through the signing of a PA before conducting any transaction under this Agreement.

14.10 Prior Communications and Order of Precedence: This Agreement replaces any prior oral or written agreements or other communication between the parties with respect to the subject matter of this Agreement, excluding any confidential disclosure agreements. In the event of any conflict in these documents, the order of precedence will be: (i) the quantity, payment and delivery terms of the relevant WA; (ii) the relevant SOW; (iii) the relevant PA; (iv) this agreement: and (v) the remaining terms of the relevant WA.

14.11 Severability: If any term in this Agreement is found by competent judicial authority to be unenforceable in any respect, the validity of the remainder of this Agreement will be unaffected, provided that such unenforceability does not materially affect the parties' rights under this Agreement.

14.12 Survival: The provisions set forth in the following Sections and Subsections of this Agreement will survive after termination of this Agreement and will remain in effect until fulfilled: "Ongoing Warranties", "Intellectual Property", "Indemnification", "Limitation of Liability", "Record Keeping and Audit Rights", "Choice of Law and Forum and Limitation of Action", "Exchange of Information", and "Prior Communications and Order of Precedence".

14.13 Waiver: An effective waiver under this Agreement must be in writing signed by the party waiving its right. A Waiver by either party, of any instance of the other party's noncompliance with any obligation or responsibility under this Agreement will not be deemed a waiver of subsequent instances.


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ACCEPTED AND AGREED TO:

IBM Signature
By: Ms. Linda M. Cantwell
Director, Customer Solutions Procurement
IBM Address: Route 100, Somers, NY 10589
12/29/1998

OAOT Signature
By: Mr. Gregory Pratt
Chief Executive Officer, OAO Technologies Solutions, Inc.
OAOT Address: 7500 Greenway Center Dr., Greenbelt. MD 20770
12/29/1998

1.0 Access to Premises: OAOT will ensure that OAOT Personnel assigned to work on IBM's or Customer's premises will: (i) participate in a preemployment criminal background check covering the counties in which the person was employed or resided for the past seven years (or longer as required by State legislation), and inform IBM of any negative findings; (ii) maintain a current and complete list of the persons' names and social security numbers; (iii) obtain for each person a valid identification badge from IBM and ensure that it is displayed to gain access to and while on IBM's or Customer's premises (it is IBM's policy to deactivate any such badge if not used for one month); (iv) maintain a signed acknowledgment that each person will comply with IBM's Safety & Security Guidelines including search guidelines; (v) ensure that each person with regular access to IBM's or Customer's premises registers their vehicles with IBM and comply with all parking restrictions; (vi) inform IBM if a former employee of IBM will be assigned work under this Agreement, such assignment subject to IBM approval, (vii) at IBM's request, remove a person from IBM's or Customer's premises and not reassign such person to work on IBM's or Customer's premises (IBM is not required to provide a reason for such request), and (viii) notify IBM immediately upon completion or termination of any assignment and return IBM's identification badge. Upon IBM's request OAOT will provide documentation to verify compliance with this Subsection.

2.0 General Business Activity Restrictions: OAOT will ensure that OAOT Personnel assigned to work on IBM's or Customer's premises: (i) will not conduct any non-IBM related business activities (such as interviews, hirings, dismissals or personal solicitations) on IBM's or Customer's premises; (ii) will not conduct OAOTs Personnel training on IBM's or Customer's premises, except for on-the-job training; (iii) will not attempt to participate in IBM benefit plans or activities; (iv) will not send or receive non-IBM related mail through IBM's trail systems; and (v) will not sell, advertise or market any products or distribute printed, written or graphic materials on IBM's or Customer's premises without IBM's written permission.

3.0 Safety and Security: OAOT will ensure that OAOT Personnel assigned to work on IBM's or Customer's premises: (i) do not bring weapons of any kind onto IBM's or Customers premises; (ii) do not manufacture, sell, distribute, possess, use or be under the influence of controlled substances (for nonmedical reasons) or alcoholic beverages while on IBM's or Customer's promises; (iii) do not have in their possession hazardous materials of any kind on IBM's or Customers premises without IBM's authorization; (iv) acknowledge that all persons, property, and vehicles entering or leaving IBM's or Customer's premises are subject to search; and (v) remain in authorized areas only (limited to the work locations, cafeterias, rest rooms and, in the event of a medical emergency, IBM's medical facilities). OAOT will


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promptly notify IBM of any accident or security  incidents  involving loss of or
misuse  or  damage  to  IBM's   intellectual   or  physical   assets;   physical
altercations; assaults; or harassment and provide IBM with a copy of any accident or incident report involving the above. OAOT must coordinate with IBM access to IBM's or Customers premises during non-regular working hours.

4.0 Asset Control: In the event OAOT Personnel have access to information, information assets, supplies or other property, including property owned by third parties but provided to OAOT Personnel by IBM ("IBM Assets"). OAOT
Personnel: (i) will not remove IBM Assets from IBM's or Customer's premises without IBM's authorization; (ii) will use IBM Assets only for purposes of this agreement and reimburse IBM for any unauthorized use; (iii) will only connect with, interact with or use programs tools or routines that IBM agrees are needed to provide Services; (iv) will not share or disclose user identifiers, passwords, cipher keys or computer dial port telephone numbers; and (v) in the event the IBM Assets are confidential, will not copy, disclose or leave such assets unsecured or unattended. IBM may periodically audit OAOT's data residing on IBM's information assets.


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